Exhibit 10.1

FOURTH AMENDMENT TO
FIFTH AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT
THIS FOURTH AMENDMENT TO FIFTH AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT (this “Amendment”), dated as of January 24, 2023, and effective as of January 17, 2023 (the “Effective Date”), is made by and among PARLEX 2 FINANCE, LLC, a Delaware limited liability company (“Parlex 2”), PARLEX 2A FINCO, LLC, a Delaware limited liability company (“Parlex 2A”), PARLEX 2 UK FINCO, LLC, a Delaware limited liability company (“Parlex 2 UK”), PARLEX 2 EUR FINCO, LLC, a Delaware limited liability company (“Parlex 2 EUR”), PARLEX 2 AU FINCO, LLC, a Delaware limited liability company (“Parlex 2 AU”), PARLEX 2 CAD FINCO, LLC, a Delaware limited liability company (“Parlex 2 CAD”), WISPAR 5 FINCO, LLC, a Delaware limited liability company (“Wispar 5”) and SILVER FIN II SUB TC PTY LTD, a proprietary company incorporated under the laws of Australia (ACN 657 021 577), acting in its personal capacity and as trustee of the Silver Fin II Sub Trust (ABN 36 362 640 907) (“Silver Fin”, and, together with Parlex 2, Parlex 2A, Parlex 2 UK, Parlex 2 EUR, Parlex 2 AU, Parlex 2 CAD and Wispar 5, individually and/or collectively as the context may require, “Seller”), BLACKSTONE MORTGAGE TRUST, INC., a Maryland corporation (“Guarantor”) (for the purpose of acknowledging and agreeing to the provision set forth in Section 3 hereof), and CITIBANK, N.A., a national banking association (“Buyer”).
W I T N E S S E T H:
WHEREAS, Seller and Buyer have entered into that certain Fifth Amended and Restated Master Repurchase Agreement, dated as of April 16, 2021, as amended by that certain First Amendment to Fifth Amended and Restated Master Repurchase Agreement, dated as of August 26, 2021, that certain Second Amendment to Fifth Amended and Restated Master Repurchase Agreement, dated as of December 24, 2021 and that certain Third Amendment to Fifth Amended and Restated Master Repurchase Agreement, dated as of May 25, 2022 (as the same may be amended, supplemented, extended, restated, replaced or otherwise modified from time to time, the “Repurchase Agreement”);
WHEREAS, all capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Repurchase Agreement;
WHEREAS, Seller and Buyer desire to modify certain terms and provisions of the Repurchase Agreement as set forth herein.
NOW, THEREFORE, in consideration of ten dollars ($10) and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Seller and Buyer covenant and agree as follows as of the date hereof:
1.Modification of Repurchase Agreement. The Repurchase Agreement is hereby modified as of the Effective Date as follows:
(a)The following defined terms set forth in Article 2 of the Repurchase Agreement and any references thereto in the Repurchase Agreement are hereby deleted in their entirety: “Foreign Purchased Loan (GBP) Transition Date”, “LIBOR”, “LIBO Rate”, “LIBOR Based Transaction”, “LIBOR Screen Rate” and “Pricing Matrix”.
(b)The following definitions in Section 2 of the Repurchase Agreement are hereby deleted in their entirety and the following corresponding definitions are substituted therefor:
“Actual Knowledge” shall mean, as of any date of determination, the then current actual knowledge of Katharine Keenan, Robert Sitman and Libby Kislak, without duty of further inquiry or investigation; provided, that if any such individual ceases to be an officer of or in the employ of Seller and/or Guarantor after the date of this Agreement in a capacity comparable to the capacity occupied as of the date of this Agreement, then Seller shall designate promptly another individual reasonably acceptable to Buyer for purposes of satisfying this definition.
“Applicable Spread” shall mean, with respect to each Transaction:
(i)    so long as no Event of Default shall have occurred and be continuing, the number of basis points (i.e., 1 basis point equals 0.01%) set forth in the related Confirmation; or
(ii)    after the occurrence and during the continuance of an Event of Default, the applicable incremental per annum rate described in clause (i) of this definition, as applicable, plus 400 basis points (4.00%).
It is understood and agreed that no improvement or decline in the LTV (Loan UPB) after the applicable Purchase Date for a Purchased Loan shall result in any adjustment to the Applicable Spread for such Purchased Loan.
“Benchmark” shall mean, (a) for any EURIBOR Based Transaction, initially, EURIBOR, (b) for any BBSY Rate Based Transaction, initially, the BBSY Rate, (c) for any CDOR Rate Based Transaction, initially, the CDOR Rate, (d) for any SOFR Based Transaction for which the Applicable SOFR designated on the related Confirmation is the SOFR Average, initially, the SOFR Average and (e) for any SOFR Based Transaction for which the Applicable SOFR designated on the related Confirmation is Term SOFR, initially, Term SOFR; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the then-current Benchmark or with respect to any Transaction, as applicable, then “Benchmark” shall mean, with respect to such then-current Benchmark or with respect to any applicable Transaction, as applicable, the related Benchmark Replacement. Notwithstanding the foregoing, if any setting of any Benchmark as provided above would result in such Benchmark setting being less than the applicable Benchmark Floor, such setting of such Benchmark shall instead be deemed to be such Benchmark Floor.
“Benchmark Replacement” shall mean, with respect to any replacement of any then-current Benchmark under the terms of this Agreement, the sum of (a) the alternate benchmark rate that has been selected by Buyer giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for such Benchmark for U.S. dollar-denominated commercial mortgage loan repurchase facilities or other similar agreements at such time and (b) the Benchmark Replacement Adjustment; provided, that such Unadjusted Benchmark Replacement is consistent with the benchmark rate selected by Buyer in its other commercial mortgage loan repurchase facilities with similarly situated counterparties and wherein Buyer has a similar contractual right; provided, further, that in connection with the replacement of a Benchmark pursuant to Section 3(g)(1)(i), such Unadjusted Benchmark Replacement shall be Term SOFR (so long as no Benchmark Transition Event and Benchmark Replacement Date has occurred with respect to such rate), as determined by Buyer in its sole discretion. Notwithstanding the foregoing, if any setting of the Benchmark Replacement as provided above would result in such Benchmark Replacement setting being less than the applicable Benchmark Floor, such setting of the Benchmark Replacement shall instead be deemed to be such Benchmark Floor.

“Benchmark Replacement Conforming Changes” shall mean, with respect to any Benchmark or Benchmark Replacement, any technical, administrative or operational changes (including, without limitation, changes to the definitions of “EURIBOR”, “EURIBOR Based Transaction”, “BBSY Rate”, BBSY Rate Transaction”, “CDOR Rate”, “CDOR Rate Transaction”, “Pricing Rate Period”, “Pricing Rate Determination Date”, “Reference Time”, “SOFR Average”, “SOFR Based Transaction”, “Term SOFR” and any similar defined term in this Agreement, provisions with respect to timing and frequency of determining rates and making payments of interest or price differential, timing of transaction requests, future advance requests, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, the formula for calculating any benchmark rate (including, without limitation, EURIBOR, BBSY Rate, CDOR Rate, SOFR, the SOFR Average and Term SOFR), the formula, methodology or convention for applying the successor Benchmark Floor to any benchmark rate (including, without limitation, EURIBOR, BBSY Rate, CDOR Rate, SOFR, the SOFR Average and Term SOFR) and other technical, administrative or operational matters) that Buyer decides may be appropriate to reflect the adoption and implementation of such Benchmark or Benchmark Replacement, as applicable, and to permit the administration thereof by Buyer in a manner substantially consistent with market practice (or, if Buyer decides that adoption of any portion of such market practice is not administratively feasible or if Buyer determines that no market practice for the administration of such Benchmark or Benchmark Replacement, as applicable, exists, in such other manner of administration as Buyer decides is reasonably necessary in connection with the administration of this Agreement and the other Transaction Documents).
“Benchmark Unavailability Period” shall mean, with respect to any Benchmark, the period (if any) during which Buyer determines that (a) adequate and reasonable means do not exist for ascertaining such Benchmark (including, without limitation, if the Benchmark (or the published component used in the calculation thereof) cannot be determined in accordance with the definition thereof) or (b) it is unlawful to accrue Purchase Price Differential based on such Benchmark or to otherwise use such Benchmark to determine the applicable Purchase Price Differential due for any Pricing Rate Period.
“Business Day” shall mean a day other than (i) a Saturday or Sunday or (ii) a day on which the New York Stock Exchange or Federal Reserve Bank of New York is authorized or obligated by law or executive order to be closed and a day on which commercial banks in the States of New York, Pennsylvania, Kansas or Minnesota or in London, England, Sydney, Australia, Toronto, Canada, or, as it relates to a specific Foreign Purchased Loan, the relevant non-U.S. jurisdiction in which the Mortgaged Property securing the related Foreign Purchased Loan is located or the laws of which otherwise govern the Purchased Loan Documents relating to the subject Foreign Purchased Loan (or as otherwise designated in the Purchased Loan Documents relating to the subject Foreign Purchased Loan and stated in the related Confirmation) are authorized or obligated by law or executive order to be closed. When used with respect to a Pricing Rate Determination Date, “Business Day” shall mean (x) any day other than a Saturday, a Sunday or a day on which banks in London, England, Sydney, Australia or Toronto, Canada, as applicable, are closed for dealing in foreign currency and exchange and (y) in relation to: (i) any date for payment or purchase of an amount relating to a Foreign Purchased Loan (GBP); (ii) the determination of the first day or the last day of a Pricing Rate Period for a Foreign Purchased Loan (GBP), or otherwise in relation to the determination of the length of such a Pricing Rate Period; or (iii) the Lookback Period for a Foreign Purchased Loan (GBP), a day which is an Additional Business Day relating to that Purchased Loan.

“Facility Availability Period” shall mean the period commencing on June 12, 2013 and ending on January 24, 2025 (or if such day is not a Business Day, the next succeeding Business Day); provided, that the Facility Availability Period shall be extendible by Seller for one additional twelve (12) month period ending on January 24, 2026 (or if such day is not a Business Day, the next succeeding Business Day), subject to the following:
(a)    Seller delivers to Buyer a written request of the extension of the Facility Availability Period no earlier than ninety (90) nor later than thirty (30) days before the last day of the original Facility Availability Period,
(b)    no Event of Default has occurred and is continuing on the date the request to extend is delivered or on the last day of the original Facility Availability Period, and
(c)    no Margin Deficit exists that has not been satisfied.
“Pricing Rate” shall mean (A) with respect to any Purchased Loan other than a Foreign Purchased Loan (GBP) for any Pricing Rate Period, an annual rate equal to the sum of (i) the Benchmark (or if the Benchmark is EURIBOR, the EURIBO Rate) plus (ii) the Applicable Spread, in each case, for the applicable Pricing Rate Period for the related Purchased Loan and (B) with respect to any Foreign Purchased Loan (GBP) and any related Pricing Rate Period, the rate determined in accordance with Section 3(g)(2). The Pricing Rate shall be subject to adjustment and/or conversion as provided in Section 3(g) of this Agreement.
“Pricing Rate Determination Date” shall mean with respect to any Pricing Rate Period with respect to any Transaction: (w) except as otherwise provided in the immediately following clauses (x), (y) and (z), the second (2nd) Business Day preceding the first day of such Pricing Rate Period; (x) in the case of any SOFR Based Transaction, the second (2nd) U.S. Government Securities Business Day preceding the first day of such Pricing Rate Period; (y) in the case of a Foreign Purchased Loan (AU) only, the first day of such Pricing Rate Period; or (z) in the case of a Foreign Purchased Loan (GBP), the fifth (5th) Business Day preceding the end of such Pricing Rate Period.
“Reference Time” shall mean, with respect to any setting of the then-current Benchmark for each Pricing Rate Period, (1) if such Benchmark is EURIBOR, 11:00 a.m. (London time) on the Pricing Rate Determination Date, (2) if such Benchmark is the BBSY Rate, 10:30 a.m. (Sydney time), (3) if such Benchmark is the CDOR Rate, 10:00 a.m. (Toronto time), (4) if such Benchmark is the SOFR Average or Term SOFR, 5:00 p.m. (New York city) time on the Pricing Rate Determination Date, and (5) if the Benchmark is not EURIBOR, the BBSY Rate, the CDOR Rate, the SOFR Average or Term SOFR, the time on the Pricing Rate Determination Date determined by Buyer in its reasonable discretion.
(c)Sections 3(g), 3(h) and 3(i) of the Repurchase Agreement are hereby deleted in their entirety and replaced with the following:
(g) Effect of a Benchmark Transition Event.

(1)    (i)    Benchmark Replacement. Notwithstanding anything to the contrary in this Agreement or in any other Transaction Document, if a Benchmark Transition Event, and its related Benchmark Replacement Date have occurred with respect to any Benchmark prior to the Reference Time for any Pricing Rate Determination Date for such Benchmark, the applicable Benchmark Replacement will replace such Benchmark for all purposes under this Agreement or under any other Transaction Document in respect of such setting and all settings on all subsequent dates (without any amendment to, or further action or consent of any other party to, this Agreement or any other Transaction Document). Notwithstanding the foregoing, Buyer and Seller may at any time agree to amend and restate any Confirmation with respect to any Transaction to replace the related Benchmark with respect to such Transaction with the applicable Benchmark Replacement.
(ii)    Benchmark Replacement Conforming Changes. In connection with the implementation or administration of any Benchmark or Benchmark Replacement, in connection with any Benchmark Replacement Date or as a result of a Benchmark Unavailability Period, Buyer will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of Seller or any other party to this Agreement or any other Transaction Document.
(iii)        Market Disruption. During a Benchmark Unavailability Period, the component of the Pricing Rate based on the applicable Benchmark shall, during the continuance of such Benchmark Unavailability Period, be replaced with a Benchmark Replacement reasonably determined by Buyer.
(iv)        Notices; Standards for Decisions and Determinations. Buyer will promptly notify Seller of (a) any Benchmark Replacement Date, (b) the effectiveness of any Benchmark Replacement Conforming Changes and (c) the effectiveness of any changes to the calculation of the Pricing Rate described in Section 3(g)(1)(iii). For the avoidance of doubt, any notice required to be delivered by Buyer as set forth in this Section 3(g) may be provided, at the option of Buyer (in its sole discretion), in one or more notices and may be delivered together with, or as a part of any amendment which implements any Benchmark Replacement or Benchmark Replacement Conforming Changes. Any determination, decision or election that may be made by Buyer pursuant to this Section 3(g), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in Buyer’s sole discretion and without consent from Seller or any other party to this Agreement or any other Transaction Document.
(v)[Intentionally Omitted].
(vi)Disclaimer. Buyer does not warrant or accept any responsibility for, and shall not have any liability with respect to (a) the administration, submission or any other matter related to EURIBOR, BBSY Rate, CDOR Rate, SOFR, the SOFR Average or Term SOFR or with respect to any alternative or successor rate thereto, or replacement rate thereof (including, without limitation any Benchmark Replacement implemented hereunder), (b) the composition or characteristics of any such Benchmark Replacement, including whether it is similar to, or produces the same value or economic equivalence to EURIBOR, BBSY Rate, CDOR Rate, SOFR, the SOFR Average or Term SOFR (or any other Benchmark) or have the same volume or liquidity as EURIBOR, BBSY Rate, CDOR Rate, SOFR, the SOFR Average or Term SOFR (or any other Benchmark), (c) any actions or use of its discretion or other decisions or determinations made with respect to any matters covered by Section 3(g) or Section 3(i) including, without limitation, whether or not a Benchmark Transition Event has occurred, whether to declare a Benchmark Transition Event, the removal or lack thereof of unavailable or non-representative tenors of EURIBOR, BBSY Rate, CDOR Rate, SOFR, the SOFR Average or Term SOFR (or any other Benchmark), the implementation or lack thereof of any Benchmark Replacement Conforming Changes, the delivery or non-delivery of any notices required by Section 3(g)(1)(iv) or otherwise in accordance herewith, and (d) the effect of any of the foregoing provisions of Section 3(g) or Section 3(i).
(2)    The Pricing Rate for Transactions with respect to Foreign Purchased Loans (GBP) shall be calculated as follows:
(i)    Pricing Rate: The Pricing Rate on each Foreign Purchased Loan (GBP) for each day during a Pricing Rate Period is the percentage rate per annum which is the aggregate of (x) the Applicable Spread; and (y) the Compounded Reference Rate for that day. If any day during a Pricing Rate Period for a Foreign Purchased Loan (GBP) is not an RFR Banking Day, the Pricing Rate on that Foreign Purchased Loan (GBP) for that day will be the Pricing Rate applicable to the immediately preceding RFR Banking Day.
(ii)    Adjustment or Conversion: The Pricing Rate for each Foreign Purchased Loan (GBP) shall be subject to adjustment and/or conversion as provided in the Transaction Documents or the related Confirmation.
(3)    [Intentionally Omitted].
(4)    With respect to any Transaction relating to a Foreign Purchased Loan (GBP):
(i)    if a Published Rate Replacement Event has occurred in relation to any Published Rate for a currency applicable to any Foreign Purchased Loan (GBP), any amendment or waiver which relates to:
(A)    providing for the use of a Replacement Reference Rate in relation to that currency in place of that Published Rate; and
(B)    (I)    aligning any provision of any Transaction Document to the use of that Replacement Reference Rate;
(II)    enabling that Replacement Reference Rate to be used for the calculation of Price Differential under this Agreement (including, without limitation, any consequential changes required to enable that Replacement Reference Rate to be used for the purposes of this Agreement);
(III)    implementing market conventions applicable to that Replacement Reference Rate;
(IV)    providing for appropriate fallback (and market disruption) provisions for that Replacement Reference Rate; or
(V)    adjusting the pricing to reduce or eliminate, to the extent reasonably practicable, any transfer of economic value from one party to another as a result of the application of that Replacement Reference Rate (and if any adjustment or method for calculating any adjustment has been formally designated, nominated or recommended by the Relevant Nominating Body, the adjustment shall be determined on the basis of that designation, nomination or recommendation), may be made by the Buyer with the consent of Seller.
Notwithstanding the foregoing or anything to the contrary contained in this Agreement, Buyer shall exercise its rights under this Section 3(g) in a manner substantially similar to Buyer’s exercise of similar rights in agreements with customers similarly situated to Seller where Buyer has comparable contractual rights.

(h) Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for Buyer (i) to enter into Transactions as contemplated by the Transaction Documents, then the commitment, if any, of Buyer hereunder to enter into new Transactions shall forthwith be canceled, and (ii) to maintain or continue Transactions as contemplated by the Transaction Documents, then the portion of the Pricing Rate for such date of determination (or on such earlier date as may be required by law), and for all subsequent dates of determination, that corresponds to (X) other than in relation to a Foreign Purchased Loan (GBP), the Benchmark and (Y) in relation to a Foreign Purchased Loan (GBP), the Compounded Reference Rate, shall be (A) in the case of any Transaction other than a Transaction relating to a Foreign Purchased Loan (GBP), a Benchmark Replacement determined by Buyer pursuant to clause (iii) of the definition of “Benchmark Replacement” and (B) in the case of any Transaction relating to a Foreign Purchased Loan (GBP), a Transaction based on a rate determined by Buyer in accordance with Section 3(g)(2). If any such conversion of a Transaction occurs on a day which is not the last day of the then current Pricing Rate Period with respect to such Transaction, Seller shall pay to Buyer such amounts, if any, as may be required pursuant to Section 3(i) of this Agreement.

(i) Upon written demand by Buyer, Seller shall indemnify Buyer and hold Buyer harmless from any net actual, out-of-pocket loss or expense (not to include any indirect or consequential damages including, without limitation, any lost profit or opportunity) which Buyer sustains or incurs as a consequence of (i) default by Seller in terminating any Transaction after Seller has given a notice in accordance with Section 3(d) hereof of a termination of a Transaction, (ii) other than in relation to a Foreign Purchased Loan (GBP) any payment of the Repurchase Price on any day other than a Remittance Date or the Repurchase Date (including, without limitation, any such actual, out-of-pocket loss or expense arising from the reemployment of funds obtained by Buyer to maintain Transactions hereunder or from customary and reasonable fees payable to terminate the deposits from which such funds were obtained), (iii) a default by Seller in selling Eligible Loans after Seller has notified Buyer of a proposed Transaction and Buyer has agreed to purchase such Eligible Loans in accordance with the provisions of this Agreement, or (iv) any determination of the Benchmark which results in a transition to a Benchmark Replacement on a day which is not the last day of the then current Pricing Rate Period. If an amount is specified as “Break Costs” in the Reference Rate Terms for a Foreign Purchased Loan (GBP), Seller shall pay such amounts (if any) attributable to all or any part of a Repurchase Price being paid by that Seller on a day other than a Remittance Date or the Repurchase Date. A certificate as to such actual costs, losses, damages and expenses, setting forth the calculations therefor shall be submitted promptly by Buyer to Seller.
(d)The last paragraph of Section 4(e) of the Repurchase Agreement is hereby deleted in its entirety.
(e)The notice information of Buyer set forth in the Repurchase Agreement, including, without limitation, Annex I thereto, and any other Transaction Document is hereby amended and replaced with the following:
Citibank, N.A.
388 Greenwich Street, Trading 4th Floor
New York, New York 10013
Attention: Lindsay DeChiaro
Tel: [redacted]
Email: [redacted]
(f)The notice information of Seller set forth in the Repurchase Agreement, including, without limitation, Annex I thereto, and any other Transaction Document is hereby amended and replaced with the following:
c/o Blackstone Mortgage Trust, Inc.
345 Park Avenue
New York, New York 10154
Attention: Libby Kislak
Tel: [redacted]
Email: [redacted]
(g)Seller and Buyer acknowledge and agree that on the date hereof Seller and Buyer are entering into amended and restated Confirmations with respect to each of the following Purchased Loans which amended and restated Confirmations shall control with respect to all terms and conditions of the applicable related Transactions:
1.Ambassador Waikiki
2.Avery on Pearl
3.Barton Creek
4.Bradley Wynwood
5.Crocker Portfolio
6.Crow Retail
7.Douglas Entrance
8.Falls at Hunters Pointe
9.Overture Arboretum
10.Overture Cotswold
11.Overture Yorktown
12.Peakview Tower
13.Redlands
14.Sonceto
15.Stillwater Palms
16.Whisman Campus
(a)Seller covenants and agrees that, within ten (10) Business Days after the date hereof, Silver Fin II shall appoint and designate, in a manner reasonably satisfactory to Buyer, an authorized agent with an address in the State of New York as its authorized agent for the service of process.

17.Seller’s Representations. Seller has taken all necessary action to authorize the execution, delivery and performance of this Amendment. This Amendment has been duly executed and delivered by or on behalf of Seller and constitutes the legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms subject to bankruptcy, insolvency, and other limitations on creditors’ rights generally and to equitable principles. No Event of Default has occurred and is continuing, and no Event of Default will occur as a result of the execution, delivery and performance by Seller of this Amendment. Any consent, approval, authorization, order, registration or qualification of or with any Governmental Authority required for the execution, delivery and performance by Seller of this Amendment has been obtained and is in full force and effect (other than consents, approvals, authorizations, orders, registrations or qualifications that if not obtained, are not reasonably likely to have a Material Adverse Effect).
18.Reaffirmation of Guaranty. Guarantor has executed this Amendment for the purpose of acknowledging and agreeing that, notwithstanding the execution and delivery of this Amendment and the amendment of the Repurchase Agreement hereunder, all of Guarantor’s obligations under the Guaranty remain in full force and effect and the same are hereby irrevocably and unconditionally ratified and confirmed by Guarantor in all respects.
19.Full Force and Effect. Except as expressly modified hereby, all of the terms, covenants and conditions of the Repurchase Agreement and the other Transaction Documents remain unmodified and in full force and effect and are hereby ratified and confirmed by Seller. Any inconsistency between this Amendment and the Repurchase Agreement (as it existed before this Amendment) shall be resolved in favor of this Amendment, whether or not this Amendment specifically modifies the particular provision(s) in the Repurchase Agreement inconsistent with this Amendment. All references to the “Agreement” in the Repurchase Agreement or to the “Repurchase Agreement” in any of the other Transaction Documents shall mean and refer to the Repurchase Agreement as modified and amended hereby.
20.No Waiver. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Buyer under the Repurchase Agreement, any of the other Transaction Documents or any other document, instrument or agreement executed and/or delivered in connection therewith.
21.Headings. Each of the captions contained in this Amendment are for the convenience of reference only and shall not define or limit the provisions hereof.
22.Counterparts. This Amendment may be executed in any number of counterparts, and all such counterparts shall together constitute the same agreement. Signatures delivered by email (in PDF format) shall be considered binding with the same force and effect as original signatures.
23.Governing Law. This Amendment shall be governed in accordance with the terms and provisions of Section 20 of the Repurchase Agreement.
[No Further Text on this Page; Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized representatives as of the day and year first above written and effective as of the Effective Date.
BUYER:
CITIBANK, N.A.
By:        /s/ Lindsay DeChiaro
Name:    Lindsay DeChiaro
Title:    Authorized Signatory

[SIGNATURES CONTINUE ON NEXT PAGE]

SELLER:
PARLEX 2 FINANCE, LLC,
a Delaware limited liability company

By:        /s/ Anthony F. Marone, Jr.
Name:    Anthony F. Marone, Jr.
Title:    Chief Financial Officer, Treasurer and Assistant Secretary

PARLEX 2A FINCO, LLC,
a Delaware limited liability company

By:        /s/ Anthony F. Marone, Jr.
Name:    Anthony F. Marone, Jr.
Title:    Chief Financial Officer, Treasurer and Assistant Secretary

PARLEX 2 UK FINCO, LLC,
a Delaware limited liability company

By:        /s/ Anthony F. Marone, Jr.
Name:    Anthony F. Marone, Jr.
Title:    Chief Financial Officer, Treasurer and Assistant Secretary

PARLEX 2 EUR FINCO, LLC,
a Delaware limited liability company

By:        /s/ Anthony F. Marone, Jr.
Name:    Anthony F. Marone, Jr.
Title:    Chief Financial Officer, Treasurer and Assistant Secretary

[SIGNATURES CONTINUE ON NEXT PAGE]

PARLEX 2 AU FINCO, LLC,
a Delaware limited liability company

By:        /s/ Anthony F. Marone, Jr.
Name:    Anthony F. Marone, Jr.
Title:    Chief Financial Officer, Treasurer and Assistant Secretary

PARLEX 2 CAD FINCO, LLC,
a Delaware limited liability company

By:        /s/ Anthony F. Marone, Jr.
Name:    Anthony F. Marone, Jr.
Title:    Chief Financial Officer, Treasurer and Assistant Secretary

WISPAR 5 FINCO, LLC,
a Delaware limited liability company

By:        /s/ Anthony F. Marone, Jr.
Name:    Anthony F. Marone, Jr.
Title:    Chief Financial Officer, Treasurer and Assistant Secretary

Executed by SILVER FIN II SUB TC PTY LTD in its personal capacity and as trustee for Silver Fin II Sub Trust:
/s/ Chris Tynan
Signature of director
Chris Tynan
Full name of director who states that they are a director of Silver Fin II Sub TC Pty Ltd